EXHIBIT 99.4
                                      PROXY
                           WESTELL TECHNOLOGIES, INC.

         This Proxy is solicited by the Board of Directors of Westell Technologies, Inc. for the Special Meeting of Stockholders, on ______ __, 2000, 10:00 a.m., local time, at the Westell Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504.

         The undersigned hereby appoints Robert H. Gaynor, Marc Zionts and Melvin J. Simon, and each of them proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the special meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to any directions indicated on the reverse side of this card.

         THE  UNDERSIGNED   HEREBY  REVOKES  ANY  PROXY   HERETOFORE  GIVEN  AND
ACKNOWLEDGES RECEIPT OF THE NOTICE AND JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING.

         (THIS PROXY IS CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                       (Comments/Change of Address)

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________

                                       _________________________________________
                                       (If you have written in the above space, please mark the corresponding box on the reverse side)


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THE FOLLOWING MATTERS ARE PROPOSED BY THE BOARD OF DIRECTORS

1.Approval of the Issuance    For  Against Abstain    3. In their discretion the
of Shares of Class A Common   [ ]    [ ]     [ ]      proxies are authorized to
Stock in the Merger                                   vote on such other matters
Approval of the issuance                              as may properly come
of shares of Class A Common                           before the special
Stock of Westell Technologies,                        meeting.
Inc. in accordance with the
agreement and plan of merger,
dated as of December 13, 1999,
by and among Westell Technologies,
Inc., Theta Acquisition Corp.
and Teltrend Inc.

                              _______________               ________________



2. Approval of an Amendment to Westell's    For   Against  Abstain
Amended and Restated Certificate of         [ ]     [ ]      [ ]
Incorporation
Approval of an amendment to Westell's
Amended and Restated Certificate of
Incorporation to increase to 85 million
the total number of shares of Class A
Common Stock that Westell Technologies,
Inc. is authorized to issue.
                               _______________

                                               This proxy when properly executed
                                               will  be  voted  in  the   manner
                                               directed     herein     by    the
                                               undersigned  stockholder.  If  no
                                               direction  is  made,  this  proxy
                                               will  be  deemed  to   constitute
                                               direction  to vote  "for" each of
                                               the above proposals.

                                               Please  mark,   sign,   date  and
                                               return  the proxy  card using the
                                               enclosed envelope.

                       Comments/Change  |_|
                             of Address              Date ________________, 2000


                                                     ___________________________
                                                      Signature(s)


                                                     ___________________________
                                                      Signature(s)
                                                     (NOTE:  Please sign exactly
                                                     as  name  appears  on  this
                                                     Proxy. When shares are held
                                                     jointly,  both should sign.
                                                     When  signing as  attorney,
                                                     executor,    administrator,
                                                     trustee,          guardian,
                                                     corporate     officer    or
                                                     partner, give full title as
                                                     such.  If  a   corporation,
                                                     please  sign  in  corporate
                                                     name by  president or other
                                                     authorized  officer.  If  a
                                                     partnership, please sign in
                                                     partnership     name     by
                                                     authorized person.)